UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POCKET GAMES, INC. (Exact name of registrant as specified in its charter)

Florida	46-3813936
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

305 Forest Ave,

Woodmere, NY, 11598

Telephone 347-318-8859

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

 All Communications to:

Brenda Hamilton, Attorney

Hamilton & Associates Law Group, P.A.

101 Plaza Real Suite 202 N

Boca Raton, Florida 33432

Telephone No. (561) 416-8956

Facsimile No.: (561) 416-2855

http://www.securitieslawyer101.com

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-192939

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Amendment 4 to Pocket Games, Inc.'s  Registration Statement on Form S-1 filed with the  Securities and Exchange Commission on March 27, 2014 (File No. 333-192939), declared effective on April 4, 2014, is incorporated by reference into this registration statement on Form 8A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

EXHIBITS

Exhibit 3.1 Articles of Incorporation (1)

Exhibit 3.2 Bylaws (1)

Exhibit 4.1 Form of Subscription Agreement (1)

Exhibit 10. 1 Agreement between David Lovatt and Pocket Games, Inc.(1)

Exhibit 10.2  Agreement between Elliot Polatoff and Pocket Games, Inc.(1)

Exhibit 10. 3 Agreement between Yaakov Fulda and Pocket Games, Inc.(1)

Exhibit 10.4. Agreement between Pocket Games, Inc. and DNA Interactive Games Limited(2)

Exhibit 10.5. Lease Agreement between Pocket Games, Inc. and Yaakov Fulda. (1)

Exhibit 10.6. Agreement effective January 13, 2014 between Fluid Games Ltd and Pocket Games Inc.(2)

Exhibit 10.7. Agreement dated March 17, 2014, between Fluid Games Ltd and Pocket Games Inc. for the acquisition of Idol Hands.(4)

(1) Denotes exhibits filed with our registration statement filed with the Securities and Exchange Commission on December 18, 2013.

(2) Denotes exhibits filed with Amendment Number 2 to our registration statement on Form S-1 filed with the SEC on February 21, 2014.

(3) Denotes exhibits filed with Amendment Number 3 to our registration statement on Form S-1 filed with the SEC on March 5, 2014.

(4) Denotes exhibits filed with Amendment Number 4 to our registration statement on Form S-1 filed with the SEC on March 27, 2014.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pocket Games, Inc.

April 25, 2014

/s/ David Lovatt

David Lovatt

Chief Executive Officer, Principal Executive Officer